UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2021

FRANKLIN ELECTRIC CO., INC.
(Exact name of registrant as specified in its charter)

Indiana	0-362	35-0827455
(State of incorporation)	(Commission File Number)	(IRS employer identification no.)

9255 Coverdale Road
Fort Wayne,	Indiana	46809
(Address of principal executive offices)		(Zip code)

(260) 824-2900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.10 par value	FELE	NASDAQ	Global Select Market
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 14, 2021, Franklin Electric Co., Inc. (the “Company”) issued a press release announcing that effective June 14, 2021, John J. Haines has retired from his positions as Vice President and Chief Financial Officer. Mr. Haines will serve as a special advisor to support his successor during a transition period. In connection with his planned retirement, Mr. Haines entered into a Separation Agreement with the Company (the “Agreement”). Under the Agreement, Mr. Haines will be appointed as a Senior Advisor through December 31, 2021, at which time he is expected to retire from the Company. Until such retirement, Mr. Haines will continue to receive his current base compensation of $480,000 per year, will continue to be eligible for participation in the Company’s manager bonus plan during 2021 at his current target level of 75%, and will continue to participate in the Company’s benefit plans and retirement programs.

(c) The Board of Directors of the Company has appointed Jeffery L. Taylor as Mr. Haines’ successor. Mr. Taylor will serve as Vice President and Chief Financial Officer of the Company and replaces Mr. Haines as the Company’s principal financial officer.

In connection with Mr. Taylor’s appointment, he will receive an annual base salary of $475,000 and will be eligible for participation in the Company’s manager bonus plan at a target level of 75%. In addition, Mr. Taylor will be eligible to participate in the Company’s long-term incentive equity program beginning with the 2022 grant cycle in the same form as the long-term incentive awards for existing named executive officers. Mr. Taylor has been granted a special equity award of restricted common stock with a nominal value of $600,000 as of June 14, 2021, which award will vest 50% on the first anniversary of such award and the remaining 50% on the second anniversary. There is no arrangement or understanding between Mr. Taylor and any other person pursuant to which he was selected as an officer. There are no family relationships between Mr. Taylor and any director or executive officer of the Company, and he is not a party to any transaction in which the Company is a participant.

Item 7.01. Regulation FD Disclosure

On June 14, 2021, the Company issued a press release announcing the aforementioned leadership changes, which is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description
99.1	Press release - "Franklin Electric Appoints Jeffery L. Taylor as Vice President and Chief Financial Officer and Announces Retirement of CFO John J. Haines"
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN ELECTRIC CO., INC.
(Registrant)

Date: June 14, 2021	By	/s/ John J. Haines
John J. Haines
Vice President, Chief Financial Officer
(Principal Financial and Accounting Officer)